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                                                                Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
InfoHighway International, Inc.

We consent to the use of our report dated April 9, 1999, related to the financial statements of InfoHighway International, Inc. as of December 31, 1997 and 1998, and for each of the years in the three year period ended December 31, 1998, included herein and the reference to our firm under the heading "Experts" in the Prospectus.


                                       /s/ KPMG, LLP

Houston, Texas
October 19, 1999